Exhibit 99.1

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA OF FISKER

The selected historical condensed consolidated statements of operations data of Legacy Fisker for the nine months ended September 30, 2020 and 2019 and the condensed consolidated balance sheet data as of September 30, 2020 are derived from Legacy Fisker’s unaudited interim condensed consolidated financial statements included elsewhere in this Form 8-K. The selected historical consolidated statements of operations data of Legacy Fisker for the years ended December 31, 2019 and 2018 and the historical consolidated balance sheet data as of December 31, 2019 and 2018 are derived from Legacy Fisker’s audited consolidated financial statements included elsewhere in this Form 8-K. In Legacy Fisker management’s opinion, the unaudited interim condensed consolidated financial statements include all adjustments necessary to state fairly Legacy Fisker’s financial position as of September 30, 2020 and the results of operations for the nine months ended September 30, 2020 and 2019. Legacy Fisker’s historical results are not necessarily indicative of the results that may be expected in the future and Legacy Fisker’s results for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2020 or any other period. You should read the following selected historical consolidated financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Fisker” and Legacy Fisker’s consolidated financial statements and related notes included elsewhere in this Form 8-K.

The financial information contained in this section relates to Legacy Fisker, prior to and without giving pro forma effect to the impact of the Business Combination and, as a result, the results reflected in this section may not be indicative of our results going forward. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this Form 8-K.

Statement of Operations Data	For The Nine months Ended September 30, 2020	For The Nine months Ended September 30, 2019	For The Year Ended December 31, 2019	For The Year Ended December 31, 2018
	(in actual dollars and shares)
Revenue	$—	$—	$—	$—
General and administrative	8,055,515	2,882,451	3,625,833	1,475,613
Research and development	3,962,711	4,942,532	6,961,981	1,938,871

Loss from operations	(12,018,226)	(7,824,983)	(10,587,814)	(3,414,484)
Other income (expense):
Other income (expense)	15,000	—	575	(21,000)
Interest income	13,460	7,088	8,503	7,427
Interest expense	(1,326,370)	(19,728)	(177,997)	(1,590)
Change in fair value of embedded derivative	(405,567)	(8,904)	(79,751)	—
Change in fair value of convertible equity security	(29,003,494)	—	—	—
Foreign currency gain (loss)	121,695	(15,340)	(42,266)	(1,298)

Net Loss	$(42,603,502)	$(7,861,867)	$(10,878,750)	$(3,430,945)

Deemed dividend attributable to preferred stock	—	—	—	(1,222,368)

Net loss attributable to common shareholders	$(42,603,502)	$(7,861,867)	$(10,878,750)	$(4,653,313)

Weighted average shares outstanding of Class A common stock	94,754	51,837	57,139	20,040
Weighted average shares outstanding of Class B common stock	38,727,340	38,727,340	38,727,340	38,727,340
Net loss per share attributable to Class A and Class B Common shareholders- Basic and Diluted	$(1.10)	$(0.20)	$(0.28)	$(0.12)

Balance Sheet Data	September 30, 2020	December 31, 2019	December 31, 2018
Total assets	$47,948,757	$2,076,427	$5,651,302
Total liabilities	96,257,899	8,198,823	987,749
Total temporary equity	11,020,683	11,020,683	11,020,683
Total stockholders’ deficit	(59,329,825)	(17,143,079)	(6,357,130)

SELECTED HISTORICAL FINANCIAL INFORMATION OF SPARTAN

The selected historical condensed statements of operations data of Spartan for the nine months ended September 30, 2020 and 2019 and the condensed balance sheet data as of September 30, 2020 are derived from Spartan’s unaudited interim condensed financial statements included elsewhere in this Form 8-K. The selected historical statements of operations data of Spartan for the years ended December 31, 2019 and 2018 and the historical balance sheet data as of December 31, 2019 and 2018 are derived from Spartan’s audited financial statements included elsewhere in this Form 8-K. In Spartan management’s opinion, the unaudited interim condensed financial statements include all adjustments necessary to state fairly Spartan’s financial position as of September 30, 2020 and the results of operations for the nine months ended September 30, 2020 and 2019.

Spartan’s historical results are not necessarily indicative of the results that may be expected in the future and Spartan’s results for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2020 or any other period. The information below is only a summary and should be read in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Spartan” and “Information About Spartan” and the financial statements, and the notes and schedules related thereto, which are included elsewhere in this Form 8-K. In connection with the Business Combination, Legacy Fisker was determined to be the accounting acquirer.

Statement of Operations Data	For the Nine months Ended September 30, 2020	For the Nine months Ended September 30, 2019	For the Year ended December 31, 2019	For the Year ended December 31, 2018
	(in actual dollars and shares)
Revenue	$—	$—	$—	$—
Expenses
Administrative fee—related party	90,000	90,000	120,000	40,000
General and administrative expenses	4,248,250	1,021,755	1,132,661	811,091
Other Income
Investment income from Trust Account	4,554,058	9,927,002	12,654,638	4,375,763
Interest income	2,387	19,400	22,557	6,947
Income tax provision	(924,823)	(2,053,257)	(2,615,474)	(878,369)

Net income (loss)	$(706,628)	$6,781,390	$8,809,060	$2,653,250
Weighted average shares outstanding of Class A common stock	55,198,449	55,200,000	55,200,000	55,200,000
Basic and diluted net income per share, Class A	$0.06	$0.14	$0.18	$0.06
Weighted average shares outstanding of Class B common stock	13,800,000	13,800,000	13,800,000	13,800,000
Basic and diluted net loss per share, Class B	$(0.31)	$(0.07)	$(0.07)	$(0.05)

Balance Sheet Data	September 30, 2020	December 31, 2019	December 31, 2018
Total assets	$569,245,438	$565,975,181	$557,475,687
Total liabilities	23,689,808	19,636,001	19,945,567
Value of Class A Common Stock that may be redeemed in connection with an initial business combination	540,555,620	541,339,170	532,530,110
Total stockholders’ equity	5,000,010	5,000,010	5,000,010